Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2021,

Reports Net Investment Income of $0.31 per Share, Exceeding Previous Guidance,

Announces a Permanent Decrease in the Base Management Fee from 1.75% to 1.40%,

Extends Previously Announced Dividend Protection Program

NEW YORK--(BUSINESS WIRE) — November 3, 2021 -- New Mountain Finance Corporation (NASDAQ: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2021 and reported third quarter net investment income of $0.31 per weighted average share. At September 30, 2021, net asset value (“NAV”) per share was $13.26, compared to $13.33 at June 30, 2021. The Company also announced that its board of directors declared a fourth quarter distribution of $0.30 per share, which will be payable on December 30, 2021 to holders of record as of December 16, 2021. For additional details related to the quarter ended September 30, 2021, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

Selected Financial Highlights

(in thousands, except per share data)	September 30, 2021
Investment Portfolio(1)	$3,033,076
Total Assets	$3,168,111
Total Statutory Debt(3)	$1,529,828
NAV(2)	$1,284,905
NAV per Share	$13.26
Statutory Debt/Equity	1.19x

Investment Portfolio Composition	September 30, 2021	Percent of Total
First Lien	$1,472,741	48.6%
Second Lien(1)	743,040	24.5%
Subordinated	38,863	1.3%
Preferred Equity	147,313	4.8%
Investment Fund	252,400	8.3%
Common Equity and Other(4)	378,719	12.5%
Total	$3,033,076	100.0%

(1)	Includes collateral for securities purchased under collateralized agreements to resell.

(2)	Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).

(3)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.

(4)	Includes investments held in NMNLC.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only twelve portfolio companies, representing approximately $276 million of the cost of all investments made since inception in October 2008, or approximately 3.1% of $8.8 billion, go on non-accrual.

“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy”, added Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team, which we continue to build over time, now at approximately 190 employees.”

Robert A. Hamwee, CEO, commented: “The third quarter represented another solid quarter of performance for NMFC, which was highlighted by our $430 million in originations. With the launch of our at-the-market (“ATM”) program, we will continue to focus our efforts on investing in high-quality, defensive growth companies, which we believe is a major factor in being able to maintain a stable book value”.

John R. Kline, President and COO, commented: “We are pleased to announce a fourth quarter distribution of $0.30 per share based on our expectation that Q4 Net Investment Income will be at least $0.30 per share, prior to any fee waivers. Given our outlook for consistent operating performance and continued support, if needed, from our investment advisor, we remain confident that our Net Investment Income will continue to cover our quarterly dividend for the foreseeable future.”

1 of 7

Portfolio and Investment Activity1

As of September 30, 2021, the Company’s NAV was approximately $1,284.9 million and its portfolio had a fair value of approximately $3,033.1 million in 106 portfolio companies, with a weighted average YTM at Cost2 of approximately 8.8%. For the three months ended September 30, 2021, the Company generated approximately $314.8 million of originations in fifteen new portfolio companies and approximately $114.1 million of originations, including commitments3 for follow-on investments in thirteen portfolio companies held as of June 30, 2021. For the three months ended September 30, 2021, the Company had $43.9 million of asset sales and cash repayments3 of approximately $446.9 million.

Consolidated Results of Operations4

The Company’s total investment income for the three months ended September 30, 2021 and 2020 was approximately $68.2 million and $65.3 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended September 30, 2021 and 2020 were approximately $37.8 million and $36.5 million, respectively. Total net expenses, after income tax expense, for the three months ended September 30, 2021 and 2020 consisted of approximately $17.6 million and $18.1 million, respectively, of costs associated with the Company’s borrowings and approximately $17.7 million and $16.7 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility. Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2022, the Investment Adviser has entered into a fee waiver agreement pursuant to which the Investment Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets (the “Reduced Base Management Fee”) as opposed to the Company’s current base management fee of 1.75% on gross assets less the borrowings under the SLF Credit Facility and less cash and cash equivalents (the “Base Management Fee”). If, for any quarterly period during the term of the fee waiver agreement, the Reduced Base Management Fee would be greater than the Base Management Fee calculated under the terms of the Investment Management Agreement, the Investment Adviser shall only be entitled to the lesser of those two amounts. The Investment Adviser cannot recoup management fees and incentive fees that the Investment Adviser has previously waived. For the three months ended September 30, 2021 and 2020 management fees waived were approximately $3.8 million and $2.8 million, respectively. For the three months ended September 30, 2021 and 2020 incentive fees waived were approximately $0 and $0.5 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended September 30, 2021 and 2020 were approximately $2.5 million and $1.7 million, respectively.

For the three months ended September 30, 2021 and 2020, the Company recorded approximately ($8.5) million and $59.4 million, respectively, of net realized and unrealized (losses) gains.

Liquidity and Capital Resources

As of September 30, 2021, the Company had cash and cash equivalents of approximately $83.4 million and total statutory debt outstanding of approximately $1,529.8 million5, which consisted of approximately $493.3 million of the $730.0 million of total availability on the Holdings Credit Facility, $150.0 million of the $188.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $167.8 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $50.0 million of total availability on the uncommitted revolving loan agreement (the “Unsecured Management Company Revolver”), $5.8 million of the $10.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility II”), $201.4 million6 of convertible notes outstanding and $511.5 million of unsecured notes outstanding. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of September 30, 2021.

2 of 7

Portfolio and Asset Quality1

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of September 30, 2021, seven portfolio companies had an investment rating of “3” and seven portfolio companies had an investment rating of “4”. The Company’s investments in the portfolio companies with an investment rating of “3” had an aggregate cost basis of approximately $168.4 million and an aggregate fair value of approximately $122.5 million. The Company’s investment in portfolio companies with an investment rating of “4” had an aggregate cost basis of approximately $138.7 million and an aggregate fair value of approximately $52.9 million.

Recent Developments

On October 27, 2021, the Company’s board of directors declared a fourth quarter 2021 distribution of $0.30 per share payable on December 30, 2021 to holders of record as of December 16, 2021.

On November 1, 2021, the Company entered into Amendment No. 1 to the Investment Management Agreement, pursuant to which the Base Management Fee will be reduced from 1.75% of the Company’s gross assets to 1.4% of the Company’s gross assets.

On November 2, 2021, the Investment Adviser extended the term of the Fee Waiver Agreement to be effective through the quarter ended December 31, 2023, rather than the quarter ended December 31, 2022. Under the Fee Waiver Agreement, the Investment Adviser will continue to waive base management fees in order to reach a target base management fee of 1.25% on gross assets.

On November 3, 2021, the Company entered into an equity distribution agreement (the “Distribution Agreement”) with B. Riley Securities, Inc. and Raymond James & Associates, Inc. Under the Distribution Agreement, the Company may offer for sale, from time to time, and sell, by means of “at the market” offerings, up to $250,000,000 in aggregate amount of shares of its common stock. Subject to the terms and conditions of the Equity Distribution Agreement, sales of common stock, if any, may be made in transactions that are deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

[1]	Includes collateral for securities purchased under collateralized agreements to resell.

[2]	References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.

[4]	Excludes net income related to non-controlling interests in NMNLC. For the quarter ended September 30, 2021, $0.2 million of dividend income is excluded from investment income and $0.8 million of unrealized gains is excluded from net realized and unrealized gains. For the quarter ended September 30, 2020, $0.3 million of dividend income is excluded from investment income and $1.1 million of unrealized gains is excluded from net realized and unrealized gains.

[5]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.

[6]	Includes premium received on additional convertible notes issued in June 2019.

3 of 7

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, November 4, 2021, to discuss its third quarter 2021 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

4 of 7

New Mountain Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except shares and per share data)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,260,975 and $2,281,184 respectively)	$2,206,300	$2,249,615
Non-controlled/affiliated investments (cost of $79,591 and $115,543, respectively)	111,605	103,012
Controlled investments (cost of $663,216 and $600,942, respectively)	693,749	600,875
Total investments at fair value (cost of $3,003,782 and $2,997,669, respectively)	3,011,654	2,953,502
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	21,422	21,422
Cash and cash equivalents	83,357	78,966
Interest and dividend receivable	32,773	28,411
Receivable from unsettled securities sold	8,990	9,019
Receivable from affiliates	–	117
Deferred tax asset	–	101
Other assets	9,915	5,981
Total assets	$3,168,111	$3,097,519
Liabilities
Borrowings
Unsecured Notes	$511,500	$453,250
Holdings Credit Facility	493,263	450,163
SBA-guaranteed debentures	300,000	300,000
Convertible Notes	201,443	201,520
DB Credit Facility	167,800	244,000
NMFC Credit Facility	149,977	165,500
NMNLC Credit Facility II	5,845	–
Deferred financing costs (net of accumulated amortization of $38,985 and $33,325, respectively)	(21,337)	(16,839)
Net borrowings	1,808,491	1,797,594
Payable for unsettled securities purchased	24,658	26,842
Management fee payable	9,988	10,419
Interest payable	9,528	15,587
Incentive fee payable	7,661	7,354
Payable to affiliates	316	867
Deferred tax liability	13	–
Other liabilities	2,498	1,967
Total liabilities	1,863,153	1,860,630
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 96,906,988 and 96,827,342 shares issued and outstanding, respectively	969	968
Paid in capital in excess of par	1,270,719	1,269,671
Accumulated undistributed (overdistributed) earnings	13,217	(48,764)
Total net assets of New Mountain Finance Corporation	$1,284,905	$1,221,875
Non-controlling interest in New Mountain Net Lease Corporation	20,053	15,014
Total net assets	$1,304,958	$1,236,889
Total liabilities and net assets	$3,168,111	$3,097,519
Number of shares outstanding	96,906,988	96,827,342
Net asset value per share of New Mountain Finance Corporation	$13.26	$12.62

5 of 7

New Mountain Finance Corporation

Consolidated Statements of Operations

(in thousands, except shares and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$40,540	$41,854	$119,919	$144,383
PIK interest income	1,903	2,547	6,501	6,464
Dividend income	867	-	867	–
Non-cash dividend income	1,956	2,274	7,324	6,898
Other income	5,249	1,497	9,651	4,085
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	296	781	1,322	1,963
PIK interest income	182	217	182	(1,131)
Dividend income	288	687	288	2,096
Non-cash dividend income	831	-	3,881	(3,418)
Other income	79	427	284	1,002
From controlled investments:
Interest income (excluding PIK interest income)	1,253	2,011	3,570	4,581
PIK interest income	3,614	2,244	10,384	6,393
Dividend income	9,686	8,107	31,278	24,061
Non-cash dividend income	918	1,576	3,533	5,716
Other income	812	1,299	3,759	2,479
Total investment income	68,474	65,521	202,743	205,572
Expenses
Incentive fee	7,661	7,135	22,207	21,857
Management fee	13,740	12,877	40,885	39,869
Interest and other financing expenses	17,693	18,077	54,949	59,500
Administrative expenses	1,082	1,024	3,240	3,303
Professional fees	923	731	2,413	2,605
Other general and administrative expenses	490	442	1,398	1,383
Total expenses	41,589	40,286	125,092	128,517
Less: management fees waived	(3,752)	(3,341)	(11,193)	(10,067)
Less: expenses waived and reimbursed	-	(589)	–	(924)
Net expenses	37,837	36,356	113,899	117,526
Net investment income before income taxes	30,637	29,165	88,844	88,046
Income tax (benefit) expense	(8)	123	15	116
Net investment income	30,645	29,042	88,829	87,930
Net realized gains (losses):
Non-controlled/non-affiliated investments	2,459	30	2,797	(4,431)
Non-controlled/affiliated investments	20,549	12	8,338	12
Controlled investments	-	5	1,557	12
New Mountain Net Lease Corporation	-	-	–	812
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(19,951)	21,410	(22,601)	(67,407)
Non-controlled/affiliated investments	(20,469)	(1,111)	44,545	(14,718)
Controlled investments	9,684	39,943	30,600	(8,278)
New Mountain Net Lease Corporation	-	-	–	(812)
Foreign Currency	(13)	-	(13)	–
Benefit (provision) for taxes	1	257	(114)	778
Net realized and unrealized (losses) gains	(7,740)	60,546	65,109	(94,032)
Net increase (decrease) in net assets resulting from operations	22,905	89,588	153,938	(6,102)
Less: Net increase in net assets resulting from operations related to non-controlling interests in New Mountain Net Lease Corporation	(1,058)	(1,398)	(4,789)	(1,584)
Net increase (decrease) in net assets resulting from operations related to New Mountain Finance Corporation	$21,847	$88,190	$149,149	$(7,686)
Basic earnings (loss) per share	$0.23	$0.91	$1.54	$(0.08)
Weighted average shares of common stock outstanding-basic	96,906,988	96,827,342	96,854,474	96,827,342
Diluted earnings (loss) per share	$0.22	$0.82	$1.42	$(0.08)
Weighted average shares of common stock outstanding-diluted	110,164,573	110,084,927	110,112,059	110,084,927
Distributions declared and paid per share	$0.30	$0.30	$0.90	$0.94

6 of 7

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $35 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

CONTACT

New Mountain Finance Corporation

Investor Relations

Shiraz Y. Kajee, Authorized Representative

NMFCIR@newmountaincapital.com

(212) 220-3505

7 of 7